Exhibit 99.1

TTM TECHNOLOGIES, INC. ANNOUNCES RECEIPT OF ALL FOREIGN APPROVALS TO ACQUIRE VIASYSTEMS GROUP, INC.

COSTA MESA, CA – December 30, 2014 – TTM Technologies, Inc. (Nasdaq: TTMI) (“TTM”) today announced that it has received the approvals of the Ministry of Commerce of the People’s Republic of China, the Federal Cartel Office of Germany, and the Estonian Competition Authority to proceed with the acquisition of Viasystems Group, Inc. (Nasdaq: VIAS) (“Viasystems”). These approvals constitute all of the foreign approvals required to consummate the acquisition.

The proposed acquisition remains subject to review by the United States Federal Trade Commission (the “FTC”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and approval by the Committee on Foreign Investment in the United States (“CFIUS”), as well as other customary closing conditions. TTM continues to expect the acquisition to close in the first half of 2015.

About TTM

TTM Technologies, Inc. is a major global PCB manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer printed circuit boards (“PCBs”) and electro-mechanical solutions (“E-M Solutions”). Its PCBs serve as the “electronic backbone” of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, cabinets, racks and sub-racks, backplanes and busbars. Viasystems’ approximately 14,300 employees around the world serve over 1,000 customers in the automotive, industrial & instrumentation, computer and datacommunications, telecommunications, and military and aerospace end markets. For additional information about Viasystems, please visit the company’s website at www.viasystems.com.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and consummation of the proposed acquisition; the ability of the parties to consummate the proposed acquisition and the satisfaction of the conditions precedent to consummation of the proposed acquisition, including the ability to secure regulatory approvals in a timely manner or at all; and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of TTM regarding future events and are subject to significant risks and uncertainties, many of which are beyond the control of TTM. Such statements are predictions, and actual events or results may differ materially.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of TTM Technologies, Inc. for the year ended December 30, 2013, which was filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2014, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of Viasystems for the year ended December 31, 2013, which was filed with the SEC on February 14, 2014, under the heading “Item IA. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

TTM does not undertake any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

Contacts:

Todd Schull

Chief Financial Officer

714-327-3000

Lisa Laukkanen

Investor Relations

The Blueshirt Group

415-217-4967

lisa@blueshirtgroup.com